APPOINTMENT OF ATTORNEY-IN-FACT

I hereby authorize the filing with the Securities and Exchange Commission of any and all reports on Forms 3, 4 and 5 ("Reports"), or any substitute form hereafter adopted by the Securities and Exchange Commission, as may from time to time be required under Section 16(a) of the Securities Exchange Act of 1934, as amended. I hereby appoint R. Ryan Richards, Rena Miller and Jennifer R. Johnston, and each of them, as my attorneys-in-fact with power to any of them to sign any and all Reports and any and all amendments to Reports or documents required to complete the filing of Reports or amendments thereto with the Securities and Exchange Commission on my behalf.

Dated the 10 of April, 2024.

[signature]

Eric Ellingsen

STATE OF ____________)
) ss.
COUNTY OF __________)

* See Attached Notary Acknowledgement

ACKNOWLEDGMENT

On this ____ of __________, 2024, personally appeared before me Eric Ellingsen, known to me to be the person whose name is subscribed to the above instrument and who acknowledged that (s)he executed the same for the purposes therein contained.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

____
NOTARY PUBLIC

My Commission Expires:

____

CALIFORNIA ACKNOWLEDGMENT CIVIL CODE § 1189

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

State of California
County of San Diego

On April 10, 2024 (Date) before me, Carl V. Dominguez, Jr., Notary Public (Here Insert Name and Title of the Officer),

personally appeared Eric Ellingsen (Name(s) of Signer(s)),

who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

CARL V. DOMINGUEZ JR
Notary Public - California
San Diego County
Commission # 2400752
My Comm. Expires May 11, 2026

Place Notary Seal and/or Stamp Above

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature ______ *Signature of Notary Public*

OPTIONAL

Completing this information can deter alteration of the document or fraudulent reattachment of this form to an unintended document.

Description of Attached Document

Title or Type of Document: ______

Document Date: ______ Number of Pages: ______

Signer(s) Other Than Named Above: ______

Capacity(ies) Claimed by Signer(s)

Signer's Name: ______
☐ Corporate Officer – Title(s): ______
☐ Partner – ☐ Limited ☐ General
☐ Individual ☐ Attorney in Fact
☐ Trustee ☐ Guardian or Conservator
☐ Other: ______
Signer is Representing: ______

Signer's Name: ______
☐ Corporate Officer – Title(s): ______
☐ Partner – ☐ Limited ☐ General
☑ Individual ☐ Attorney in Fact
☐ Trustee ☐ Guardian or Conservator
☐ Other: ______
Signer is Representing: ______